EXHIBIT 10.1

MASTER TECHNOLOGY AND SERVICES AGREEMENT

This Master Technology and Services Agreement (“Agreement,” including all attachments hereto) is entered into as of September 2, 2005 (the “Effective Date”) by and between Medidata Solutions, Inc., a Delaware corporation having its principal place of business at 79 Fifth Avenue, 8th Floor, New York, New York 10003 (“Medidata”), and NuVasive, Inc., a Delaware corporation, having its principal place of business at 4545 Towne Centre Court, San Diego, CA 92121 (“Customer”).

Recitals

WHEREAS Medidata owns or licenses certain proprietary software used for clinical trials, and offers certain hosting and other related services;

WHEREAS Customer desires to obtain a license from Medidata to use Medidata Applications (as defined herein) and obtain Medidata Services (as defined herein) and Medidata desires to provide to Customer a license to the Medidata Applications and provide the Medidata Services upon the terms and conditions stated herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of mutual promises and covenants set forth hereunder, the parties agree as follows:

1.	Definitions.

1.01 “Authorized Users” means employees or agents of Customer that conduct clinical trial studies using the Medidata Applications, in each case within the Territory.

1.02 “Documentation” means Medidata’s online technical and/or functional user guides for Customer and the Authorized Users to operate the Medidata Applications, as modified by Medidata from time to time.

1.03 “Medidata Applications” shall have the meaning set forth in Schedule 1.

1.04 “Medidata Services” means the services provided to Customer by Medidata pursuant this Agreement (including Hosting Services, Support Services or Professional Services), and / or documented in a separate Statement of Work.

1.05 “Territory” shall have the meaning set forth in Schedule 1.

2.	Grant of License to Medidata Applications.

2.01 Study Use License. Subject to the terms and conditions of this Agreement (including the license restrictions set forth on Schedule 1), Medidata hereby grants to Customer a nonexclusive, nontransferable, nonsublicensable, personal and limited license during the license term set forth in Schedule 1 to access and use the Medidata Applications and Documentation for the particular clinical trial study(ies) set forth on Schedule 1 (each, a “Study Use License”). The Study Use License granted hereby shall be applicable only for the clinical trial study set forth on Schedule 1. Customer may obtain additional Study Use Licenses only upon the execution by the parties of a separate Statement of Work, setting forth the terms for the additional Study Use License(s).

2.02 Restrictions. Customer may access and use the Medidata Applications and Documentation solely for its own internal business purposes to conduct a clinical trial study. Only the Authorized Users may access the Medidata Applications on behalf of Customer. Customer may access and use the Medidata Applications only from locations within the Territory. Except as expressly set forth in this Agreement, Customer shall not use the Medidata Applications or Documentation to provide hosting, service bureau, time sharing, outsourcing or other services to third parties, or sell, lease, license or sublicense the Medidata Applications or Documentation to third parties or otherwise permit the use of or access to the Medidata Applications or Documentation by any third party. Customer shall not use the Medidata Applications to perform clinical trial studies for any third party or input data from any clinical trial study of any third party. Customer shall use the Medidata Applications only for lawful purposes and in accordance with this Agreement. No Study Use License may be transferred to any other clinical trial or used for any other purpose. Customer shall not have the right to self-host the Medidata Applications itself.

2.03 No Reverse Engineering. Customer shall not reverse engineer the Medidata Applications in any manner, including, without limitation, through decompilation or disassembly. Customer shall not create derivative works based on the Medidata Applications, it being understood that Medidata shall have all right, title or interest in and to all derivative works based on the Medidata Applications.

2.04 Proprietary Notices. Customer shall not remove, obscure or alter any copyright notices, trademarks or other proprietary rights notices affixed to or contained within the Medidata Applications.

2.05 Anti-Virus Measures. Customer shall take all reasonable precautions to prevent any virus or other malicious code from entering Customer’s systems and compromising the Medidata Applications or any services provided to Customer, including without limitation implementing routine scanning of systems using then current virus scanning software and virus profiles.

2.06 Source Code. Notwithstanding anything to the contrary, Customer shall have no right whatsoever, whether by the express terms of this Agreement or by any course of conduct, to use, review or access the source code for the Medidata Applications or Study Use Licenses.

2.07 Flow-Through Terms. The licenses granted hereby are subject to the additional terms and conditions set forth on Schedule 4.

3.	Medidata Services and Responsibilities.

3.01 Medidata Services in General. Provided that Customer has paid the applicable fees set forth herein, Medidata will provide the Medidata Services set forth in this Agreement, including the application hosting services described on Schedule 2 (the “Hosting Services”) and the support services for the Medidata Applications described on Schedule 3 (the “Support Services”). Medidata will provide the Medidata Services in a good and workmanlike manner.

***	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redactions pursuant to the Company’s Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

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3.02 Professional Services/Implementation and Configuration. From time to time during the term of this Agreement, Medidata and Customer may agree on implementation and configuration services, training, technical recommendation services, analysis, design services, development of and maintenance for custom software, and general consultation and professional services to be performed by Medidata (the “Professional Services”).

3.03 Statements of Work. For each Professional Services project, Medidata and Customer shall agree on a document setting forth the Study Use License grant (as applicable), implementation task plan, location of work, labor hours and resources allocated by task, defined deliverables by task, estimated fees and expenses and a proposed schedule for the implementation effort, as well as assumptions, boundaries and constraints in relation to the Professional Services (each, a “Statement of Work”). The parties agree that Statements of Work may not be complete statements of the Professional Services and that additional Professional Services may be required which cannot be determined as of the date of this Agreement or of the applicable Statement of Work. The time requirements and duties set forth in a Statement of Work are estimates for planning purposes only and are based on Medidata’s experience and assumptions and the quality of information furnished by Customer. Unless otherwise specified, such estimated charges are based on Medidata working during normal business hours, excluding Saturdays, Sundays and Medidata’s holidays and are exclusive of reasonable and approved travel and per diem expenses and taxes. No Statement of Work shall be construed to require Medidata to deliver the Professional Services at a fixed time or price unless otherwise mutually agreed to in writing. The initial Statement of Work for Professional Services is attached hereto as Schedule 5.

3.04 Duties of Customer/SOW. During the term of any Statement of Work, Customer will: (a) provide access to the office space, hardware and all other necessary devices, software, peripheral or otherwise, to permit Medidata to perform the Professional Services, if such services are to be performed at Customer’s location; (b) provide Medidata with all information, data and other materials reasonably required for successful completion of the Professional Services; and (c) timely perform all undertakings on its part to be performed, promptly review and furnish comments on any documents and other materials as requested by Medidata and provide the additional assistance and support reasonably needed for the timely completion of the Professional Services.

3.05 Change Orders. Prior to any material deviation from the work or fees set forth in a Statement of Work, each party must authorize a Change Order setting forth the additional work to be performed, the form of which shall be agreed to in the applicable Statement of Work.

3.06 Completion. Professional Services shall be deemed completed when performed or as otherwise specified by completion criteria set forth in the applicable Statement(s) of Work. In the event Customer is required pursuant to a Statement of Work to participate in verifying the completion criteria but does not timely participate, Medidata may verify the completion criteria alone based on reasonable criteria.

3.07 GCP and FDA Matters. Medidata will provide the Medidata Services in a professional and workman like manner and will use commercially reasonable efforts to provide the Medidata Services in conformance with (i) the protocols for any clinical trial study conducted by Customer utilizing the Medidata Applications and any reasonable additional requirements of which Customer may notify Medidata in writing, (ii) if applicable, generally accepted standards of good clinical practices (GCP), and (iii) all applicable laws, rules, and regulations relating to the conduct of any clinical study trial, particularly those of the Food and Drug Administration (FDA).

3.08 Customer Duties. Customer is solely responsible for and assumes all liability relating to (a) the design, structure and content of all clinical trial protocols; (b) decisions about Customer’s computer and communications systems needed to access the Medidata Applications; and (c) all purchases of any necessary hardware, software, services or licenses required by Customer to access and use the Medidata Applications as contemplated herein. Customer covenants that it will use the Medidata Applications in compliance with all applicable laws and regulations within the Territory of use and with respect to conducting clinical trials. If Medidata reasonably believes that a Medidata Service or action requested by Customer would not conform with legally permissible clinical trial criteria, Medidata may require prior to proceeding, that Customer provide a written certification of compliance with such clinical trial criteria from a senior regulatory affairs officer in form and substance reasonably satisfactory to Medidata. Customer agrees to provide notice to Medidata as soon as it becomes reasonably aware of any privacy or data protection statutes, rules or regulations which are or become applicable to its business and which could be imposed on Medidata as a result of its performance of the Medidata Services or Customer’s use of the Medidata Applications or Study Use Licenses, and any actual or potential violations thereof.

4.	Ownership.

4.01 Title to Medidata Applications. Title and full ownership of the Medidata Applications and Documentation (including in each case any derivative works thereof) are and shall remain the proprietary, confidential, copyrighted and trade secret property of Medidata and its licensors. Customer acquires only the license to use the Medidata Applications and Documentation expressly granted herein. All rights not expressly granted under this Agreement are reserved to Medidata. Except as agreed to in writing and in advance by Medidata, Customer shall not create derivative works of or from the Medidata Applications or Documentation. Customer does not acquire any right to any trademark, service mark, logo or trade name used by Medidata.

4.02 Materials. Each party retains all rights, title and interest in and to all previously existing or newly created materials, methodologies, operating and applications software, programs, architecture data, processes, methods, creations, developments and technical information and intellectual property developed by such party. Notwithstanding the foregoing, any enhancements, or modifications to, or, derivative works or other intellectual property based on the Medidata Applications or Study Use Licenses, or components thereof, whether created solely by Customer or a third party for Customer, or jointly by Customer and Medidata or a third party, shall belong exclusively to Medidata, and Customer hereby irrevocably assigns all rights therein (including without limitation, all patent, copyright, trademark, trade secret moral rights) to Medidata. If any rights contemplated by this Section 4.02 cannot be assigned to Medidata for any reason, Customer hereby waives the enforcement of such rights, and if any such rights cannot be assigned or waived, Customer hereby grants to Medidata an exclusive, unrestricted, irrevocable, perpetual, worldwide, fully-paid, royalty-free, transferable, assignable, sub-licensable (with the right to sublicense multiple tiers) license to such rights.

5.	Payment Terms.

5.01 Payment and Fees. For the license to the Medidata Applications and the Medidata Services, Customer shall pay the fees set forth in each of the applicable Schedules in the manner set forth therein. All up-front fees specified therein must be paid in advance of Medidata granting Customer access to or use of the Medidata Applications. All prices and fees are listed in US dollars. Except as provided by Sections 8.02 and 9.01, all amounts paid to Medidata by Customer are nonrefundable. Customer shall pay all invoices properly presented per the terms of this Agreement in US dollars by check or wire within thirty (30) days after the invoice date.

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5.02 Invoicing Instructions. Medidata shall invoice Customer using the following contact information:

Attention: Kevin O’Boyle
Mailing Address: NuVasive, Inc. 4545 Towne Centre Court San Diego, CA 92121
Telephone: 858-909-1800
Fax: 858-909-1800
E-mail: koboyle@nuvasive.com

5.03 Past Due Amounts. Any amounts not paid when due hereunder shall incur a late payment charge equal to one-and-one-half percent (1.5%) per month of the amount past due (or, if less, the maximum rate permitted by law).

5.04 Price Changes. Medidata may increase its rates for Medidata Services from time to time, provided the aggregate increase over any one-year period does not exceed 2.5% (provided that Medidata will not increase the rates set forth in a Statement of Work or Schedule 1 unless otherwise provided therein or authorized by Customer).

5.05 Taxes. Customer shall be responsible for the collection and payment of any present or future services, sales, use, excise, goods, property, value added or other taxes or duties. Medidata shall be responsible only for its franchise taxes and taxes based on its net income. Upon request, Customer shall furnish to Medidata evidence of payment of any taxes payable by Customer. All payments shall be made to Medidata without deductions based on any taxes, except taxes based on Medidata’s net income or franchise taxes.

5.06 Cancelled Studies. Notwithstanding the foregoing, for any Study Use License under which a study has been created to be used with the Medidata Applications and is ready for configuration, yet the project is cancelled for any reason prior to the first patient data being entered, then that study will not be considered to have been started and the RAVE Environment Base License fee, if paid, will be credited towards future studies under this Agreement. In addition, if a study is cancelled after patient data is entered, the unused prorated portion of the paid RAVE Environment Base License fee, calculated based upon the Study Use License Term as specified on Schedule 1, will be credited towards future studies under this Agreement.

5.07 Inspection and Audit. During the term of this Agreement, at any time upon five (5) business days’ advance written notice and not more than once in each twelve (12) month period, Medidata may examine Customer’s books, records, systems and system logs related to usage of the Medidata Applications and the Study Use Licenses and the amounts due to Medidata. Medidata may conduct such examination either at Customer’s facility or through remote connection to Customer’s computer system. Such examination shall be performed at Medidata’s expense; provided, however, that if any such audit uncovers one or more underpayments in excess of five percent (5%) of the total amount determined by the audit to be payable to Medidata for the audit period, Customer shall immediately reimburse Medidata for the full costs of such audit. In addition, Customer shall immediately pay any underpayment (and applicable interest pursuant to Section 5.03), if any, uncovered during the course of the audit.

6.	Term and Termination

6.01 Term. This Agreement shall commence on the Effective Date and shall continue for two (2) years unless terminated earlier in accordance with the provisions of this Article 6 (the “Initial Term”). The Agreement shall be automatically renewed for successive renewal terms of one(1) month each (each, a “Renewal Term”; the Initial Term and any and all Renewal Terms shall be referred to as the “Term”). Either party may terminate Customer’s licenses granted hereunder upon at least ninety (90) days advance written notice to the other party prior to the end of the Initial Term or Renewal Term during which such notice is given; provided such termination shall not be effective until the end of such Initial Term or Renewal Term. For avoidance of doubt, each Study Use License shall only be valid during the Term for the applicable study. Not withstanding anything to the contrary, Medidata shall not be entitled (except with Customer’s consent) to terminate this Agreement during the Study Use License Term if Customer is in material compliance with the terms hereof.

6.02 Termination for Material Breach. In the event either party defaults in any material obligation in this Agreement, the non-defaulting party shall give written notice of such default. If the party in default has not cured the default within thirty (30) days of receipt of the notice, the non-defaulting party may terminate this Agreement by delivering notice thereof to the defaulting party.

6.03 Termination for Insolvency. In the event that either party becomes insolvent (i.e., becomes unable to pay its debts in the ordinary course of business as they come due) or makes assignment of this Agreement for the benefit of creditors, the other party may terminate this Agreement immediately upon written notice.

6.04 Effect of Termination. Termination or expiration of this Agreement shall automatically terminate all services provided, and licenses granted, by Medidata hereunder, and Customer shall cease all use of the Medidata Applications on the effective date of termination or expiration. Within thirty (30) days after the termination or expiration of this Agreement, each party shall return to the other, or at such party’s direction destroy, and certify to such party in writing that the original and all copies, in whole or in part, of the other party’s Confidential Information (including, without limitation, the Medidata Applications, Documentation and Medidata Marks) have been returned or destroyed. To the extent that Medidata Services or Medidata Applications have been delivered to Customer, the due dates of all payments owed by Customer to Medidata per this Agreement shall be automatically accelerated so they become due and payable via immediate wire transfer on the effective date of termination or expiration.

7.	Confidentiality.

7.01 Confidential Information. The parties may receive or have access to information that is confidential to one or the other party (the “Confidential Information”). Confidential Information shall mean competitively sensitive materials and information, in whatever form, written, oral or otherwise, that include, but shall not be limited to (i) all versions of the Medidata Applications and Documentation, (ii) the distinctive methods or procedures which Medidata uses in the design, development, licensing, support, or maintenance of the Medidata Applications, (iii) the terms and pricing under this Agreement, (iv) each party’s business processes and strategies, and (v) all information clearly identified by either party as confidential. Notwithstanding the foregoing, a party’s Confidential information shall not include information that, as evidenced by documentary evidence: (a) is or becomes generally available to the public through no act or omission of the other party; (b) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party or from a third party whom the receiving party knows or should know is under an obligation of confidentiality with the owner of the Confidential Information; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; (d) is independently developed by the other party; or (e) is obligated to be disclosed by court order or government requirement.

7.02 Nondisclosure. Each party agrees to hold each other party’s Confidential Information in confidence during the term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement, or, with respect to Confidential Information protected by trade secret, such longer period as required to maintain such trade secret protection in such Confidential Information. Each party agrees not to make the other party’s

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Confidential Information available in any form to any third party (provided that a party may make the terms and pricing of this Agreement available to auditors and legal counsel who are bound by confidentiality obligations with respect thereto) or to use the other party’s Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by any person or entity in violation of the terms of this Agreement. Within thirty (30) days after any request made from time to time by a party hereto, the other party shall return to the requesting party, or at the requesting party’s direction destroy, and certify to the requesting party in writing that the original and all copies, in whole or in part, of the Confidential Information (other than the Medidata Applications or Documentation) have been returned to the requesting party or destroyed. If the receiving party is compelled to disclose any of the disclosing party’s Confidential Information by court order or government regulation, it will disclose only that portion thereof which it is compelled to disclose and shall reasonably cooperate with the disclosing party’s efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed.

8.	Limited Warranties and Exclusions.

8.01 Medidata Warranties. Medidata warrants to Customer that it has the right and authority to grant the Study Use License hereunder and that for ninety (90) days from Delivery of the Medidata Applications as defined in Schedule 1, the Medidata Applications will substantially perform in all material respects the functions described in the then-current version of the Documentation when used and/or accessed in accordance with all terms and conditions of this Agreement and of the then-current version of the Documentation. Medidata warrants to Customer that during the Term of this Agreement, the Medidata Applications (as modified from time to time) and the Medidata Services (as amended from time to time) are and will continue to be compliant with FDA 21 CFR Part 11, GCP (Good Clinical Practice) and relevant FDA regulations.

8.02 Procedure. Customer must provide Medidata prompt notice of any claim under the warranties set forth in Section 8.01, must provide such notice within the applicable warranty period and must provide to Medidata documentation of the error or deficiency and the necessary software and data required to reproduce the error or deficiency of the Medidata Applications, and all other reasonable support and assistance in discovering the cause or a cure for the reported error or deficiency of the Medidata Applications. Customer’s exclusive remedies in the case of any nonconformity or defect in the Medidata Applications for which Medidata is responsible shall be limited to the following, at Medidata’s sole option: (a) providing modifications or fixes with respect to any such error or defect in a timely manner; (b) replacing the applicable Medidata Applications; or (c) refunding amounts paid by Customer to Medidata for the nonconforming Medidata Applications, as depreciated on a five-year straight line schedule beginning on the date the Medidata Applications was made available to Customer, and terminate Customer’s license therefor.

8.03 Network Connection. Customer may access the Medidata Applications by various means, including a public Internet network or common carrier connection or other TCP/IP-enabled network connection (“Network Connection”) provided by an Internet Service Provider, online service provider or other network provider. Customer understands and accepts that the reduced performance or non-availability of this Network Connection may result in reduced performance, interruption or temporary termination of the Medidata Applications. Customer further understands and accepts that Medidata bears no responsibility for the performance or availability of the Network Connection. Medidata shall have no liability to Customer, its Customers or any third person for any loss or expense relating to reduced performance, interruption or termination of the Medidata Applications due to the reduced performance or unavailability of a Network Connection.

8.04 Exclusions. Medidata is not liable for: (a) misuse of the Medidata Applications; (b) use of the Medidata Applications with data or software of third parties or with hardware which is incompatible with the Medidata Applications and not recommended by Medidata; or (c) errors in the Medidata Applications resulting from Customer’s configuration or manipulation of the Medidata Applications, in each case not specifically recommended by Medidata.

8.05 Mutual Warranties. Each party represents and warrants to the other party that: (i) such party has the power and authority to execute and deliver this Agreement and has taken all necessary corporate action to authorize the execution and delivery of this Agreement; (ii) this Agreement is and shall be the legal, valid, and binding obligation of such party and shall be enforceable in accordance with its terms; and (iii) such party will comply with all applicable privacy or data protection statutes, rules or regulations governing the respective activities of that party.

8.06 Disclaimer. It shall be Customer’s responsibility for determining the suitability of the Medidata Applications for Customer’s use. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 8 OR ELSEWHERE IN THIS AGREEMENT, AND TO MAXIMUM THE EXTENT PERMITTED UNDER APPLICABLE LAW, MEDIDATA MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION, WARRANTY OR GUARANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE MEDIDATA APPLICATIONS, STUDY USE LICENSES AND ANY MEDIDATA SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY: (1) OF MERCHANTABILITY OR SATISFACTORY QUALITY; (2) OF FITNESS FOR A PARTICULAR PURPOSE; OR (3) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. MEDIDATA MAKES NO WARRANTY THAT OPERATION OF THE MEDIDATA APPLICATIONS OR THE STUDY USE LICENSES WILL BE UNINTERRUPTED OR ERROR FREE OR THAT ALL DEFECTS WILL BE CORRECTED.

9.	Disclaimers of Damage and Limitations of Liability.

9.01 Limitation of Remedies. For all claims by either party relating to the other party’s performance or nonperformance under this Agreement, for all claims regarding the Medidata Applications or the Medidata Application’s failure to comply with any warranties in this Agreement, and for all claims related to other services provided by Medidata hereunder, whether such claims are made in contract, tort, strict liability, or otherwise, the injured party’s sole remedy and the other party’s exclusive liability (and Customer’s subcontractors’ exclusive liability to Medidata; and Medidata’s suppliers’, licensors’, service providers’ and subcontractors’ exclusive liability to Customer) shall be (i) the exclusive remedy specified in this Agreement for such claim, or (ii) if no exclusive remedy is specified, or if after commercially reasonable efforts the responsible party is unable to provide the exclusive remedy as specified, the recovery of the injured party’s actual, direct damages up to, in the aggregate: (a) for claims related to Medidata Applications for which a one-time or up-front license fee was paid by Customer to Medidata, the unamortized value of such one-time or up-front license fee actually paid by Customer to Medidata for the specific Medidata Applications giving rise to the claim(s); and (b) for all other Medidata Applications and Medidata Services, the actual amount paid by Customer to Medidata during the twelve (12) months prior to such claim(s) for the specific Medidata Applications or Medidata Service(s) giving rise to such claim(s). Customer’s liability shall not exceed the greater of the amount of the fees (a) due and owing to Medidata under this agreement, or (b) received by Medidata from Customer pursuant to this agreement for the twelve (12) month period immediately prior to the date on which claim is made therefor.

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9.02 Disclaimer of Certain Damages.

(1)	IN NO EVENT SHALL MEDIDATA AND ITS SUPPLIERS, LICENSORS, SERVICE PROVIDERS AND SUBCONTRACTORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO, LOSS OF PROFIT, LOST DATA, RERUN TIME, INACCURATE INPUT, WORK DELAYS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF BUSINESS REPUTATION OR GOODWILL, COSTS OF SUBSTITUTE SERVICES OR DOWNTIME COSTS) SUFFERED BY CUSTOMER OR ANY THIRD-PARTY, HOWEVER CAUSED, REGARDLESS OF THE THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF MEDIDATA HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY, OR HAS CONSTRUCTIVE KNOWLEDGE, OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE. THIS AGREEMENT SHALL NOT CONVEY UPON ANY THIRD PARTY ANY RIGHTS HEREUNDER, AND NO THIRD PARTY SHALL BE DEEMED A THIRD PARTY BENEFICIARY HEREOF.

(2)	IN NO EVENT SHALL CUSTOMER AND ITS SUBCONTRACTORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO, LOSS OF PROFIT, LOST DATA, RERUN TIME, INACCURATE INPUT, WORK DELAYS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF BUSINESS REPUTATION OR GOODWILL, COSTS OF SUBSTITUTE SERVICES OR DOWNTIME COSTS) SUFFERED BY MEDIDATA, OR ANY THIRD-PARTY. HOWEVER CAUSED, REGARDLESS OF THE THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF CUSTOMER HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY, OR HAS CONSTRUCTIVE KNOWLEDGE, OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

9.03 Exclusions. The limitations and disclaimers in Section 9.01 and Section 9.02 shall not apply with respect to: (a) either party’s liability for infringement of the other party’s or a third party’s proprietary rights (including, without limitation, the indemnification obligations of this Agreement related thereto); (b) either party’s liability for damage to or destruction of tangible personal property or real property; (c) either party’s liability under Article 7; or (d) Customer’s liability under Sections 2.03 or 2.06 or Article 5.

9.04 Commercial Nature. The Medidata Applications, Study Use Licenses and Medidata Services are business products and services, the application of which is commercial rather than consumer-oriented in nature. In executing this Agreement, the parties recognize, to the maximum extent permitted by applicable law, that the consumer protection laws in the Territory do not apply.

10.	Indemnification.

10.01 Infringement Indemnify. Subject to Section 10.02, Medidata shall, at its own expense, indemnify and defend Customer against any claim by a third party that the Medidata Applications as used in compliance with this Agreement infringes a valid U.S. patent issued prior to the Effective Date, Berne Convention copyright or U.S. trade secret (a “Claim”), provided that Customer: (i) provides Medidata with prompt written notice of the Claim; and (ii) permits Medidata to exclusively defend, compromise, settle or appeal such Claim. Customer shall provide Medidata with full information, assistance and cooperation, at Medidata’s expense, to enable Medidata to defend, compromise, settle and/or appeal such Claim and shall not settle or compromise any Claim without Medidata’s prior written consent. The provisions set forth in this Section10.01 shall not prohibit the participation of Customer with Medidata in the defense or appeal of any Claim should Customer choose to participate, at its own expense (such expense not being indemnified by Medidata) and with attorneys of its own choice, provided that Medidata shall have sole control and authority with respect to any such defense, compromise, settlement, appeal or similar action related to the Claim. Medidata shall pay any final award of damages assessed against Customer resulting from a Claim defended by Medidata pursuant to this Section 10.01, including any awarded costs or attorneys’ fees, or any settlement amount agreed to by Medidata.

10.02 Exclusions. Medidata shall have no obligation to Customer under Section 10.01 if the alleged infringement or violation is based upon:

(i) Use of the Medidata Applications other than as set forth herein and in the then-current version of the Documentation;

(ii) Any modification or alteration to or of the Medidata Applications performed (without the written approval of Medidata) by anyone (including Customer) other than Medidata or its subcontractors, agents or assignees;

(iii) Medidata’s compliance with Customer’s designs, specifications or instructions if Medidata is unable to follow such designs, specifications or instructions without infringement or violation;

(iv) Combination, operation or use with software, hardware, information, data, or other materials, not approved or supplied by Medidata, if infringement (including, without limitation, contributory infringement) would have been avoided by use without such software, hardware, information, data, or other materials;

(v) Use of a superseded or altered release of the Medidata Applications if the infringement would have been avoided by use of the current unaltered release of the Medidata Applications; or

(vi) Use of the Medidata Applications after Medidata’s notice to cease use of the Medidata Applications due to a claim of infringement.

10.03 Infringement Remedies. Notwithstanding anything to the contrary in the foregoing, should Customer’s right to continue to use the Medidata Applications pursuant hereto be subject to a claim that it infringes or misappropriates a valid patent or copyright or other intellectual property right, or if Medidata reasonably believes such a claim may arise, Medidata may fulfill its obligations under this Article 10 by, in Medidata’s sole discretion and at no cost to Customer:

(i) Procuring for Customer the right or license to continue to use the Medidata Applications;

(ii) Modifying the Medidata Applications to render it non-infringing but substantially functionally equivalent to the Medidata Applications prior to such modification; or

(iii) If the alternatives described in clauses (i) and (ii) of this Section 10.03 are not commercially practicable, Medidata may terminate the license to the Medidata Applications, in which case Medidata shall refund to Customer all fees paid by Customer to Medidata for unused use of or support for the allegedly infringing Medidata Applications. For the purposes of this Section 10.03(iii), the fees with respect to allegedly infringing Medidata Applications licensed for a one-time or up-front license fee shall be the unamortized value of such one-time or up-front license fee actually paid by Customer to Medidata for such allegedly infringing Medidata Applications, as depreciated on a five-year straight line schedule beginning on delivery of such allegedly infringing Medidata Applications to Customer. Upon such refund, Customer shall return such allegedly infringing Medidata Applications and Customer’s right to use such Medidata Applications shall cease.

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10.04 Effect. THIS ARTICLE 10 STATES MEDIDATA’S ENTIRE LIABILITY AND CUSTOMER’S EXCLUSIVE REMEDY FOR INFRINGEMENT AND/OR MISAPPROPRIATION, WHETHER SUCH ACTION, CLAIM OR PROCEEDING IS BASED ON BREACH OF WARRANTY OR ANY OTHER CAUSE OF ACTION. EXCEPT AS STATED ABOVE, MEDIDATA DISCLAIMS ALL INDEMNITIES, EXPRESS, IMPLIED OR STATUTORY FOR INTELLECTUAL PROPERTY INFRINGEMENT AND/OR MISAPPROPRIATION.

10.05 Other Indemnities. Medidata and Customer shall each indemnify, defend and hold harmless the other party against any and all costs (including reasonable attorneys’ fees) arising out of the indemnifying party’s breach of any of its obligations under this Agreement. Customer shall indemnify, defend and hold Medidata harmless from any claims and liability to third parties against any and all costs (including reasonable attorneys’ fees) arising out of: (i) any claim related to Customer’s or any third party’s use of the Medidata Applications, except claims arising pursuant to Medidata’s indemnity obligations under Section 10.01; or (ii) any claim that any materials, software, or other items provided to Medidata by Customer infringes a third party’s intellectual property rights.

11.	Miscellaneous

11.01 Assignment. This Agreement may not be transferred or assigned directly or indirectly by Customer without the prior written consent of Medidata, which consent may be withheld in Medidata’s sole discretion; provided that either party may transfer or assign this Agreement in connection with a sale of all or substantially all of its assets that relate to this Agreement or in connection with a change of control of Medidata.

11.02 Waiver. The failure of either party to enforce any of the provisions of this Agreement shall not constitute a waiver of the provisions or of the right of the party to enforce each and every provision contained in this Agreement.

11.03 Severability. If any provision of this Agreement for any reason shall be declared void, illegal, invalid or unenforceable in whole or in part, such provision shall be severable from all other provisions herein and shall not affect or impair the validity or enforceability of any other provisions of this Agreement.

11.04 Survival. The following provisions shall survive expiration or termination of this Agreement for any reason: Sections 5.01, 5.02, 5.03, 5.05, 5.07, 6.04, 11.04, 11.07, 11.08, 11.09, 11.12, and Articles 1, 4, 7, 8, 9 and 10.

11.05 Headings. The headings listed throughout this Agreement are only for convenience or reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement.

11.06 Force majeure. Neither party shall be liable for any delay or failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control. Without limiting the generality of the foregoing, such causes include acts of God, the public enemy, fires, floods, storms, earthquakes, riots, terrorism, strikes, blackouts, wars or war operations, restraints of government, utility failures, computer hackers, denial of service attacks, software viruses, or causes which could not with reasonable diligence be controlled or prevented by the party.

11.07 Governing Law; Arbitration. Customer acknowledges that Medidata is based in the State of New York, USA, and requires uniformity and consistency in the laws under which it deals with all of its domestic and international customers. Accordingly, this Agreement shall be governed and construed, and all arbitrations hereunder shall be determined, in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. The United Nations Convention on Contracts for International Sale of Goods shall not apply to this Agreement. The original of this Agreement has been written in English and English is the governing language of this Agreement. Customer waives any right it may have under the law of its territory to have this Agreement interpreted by or written in the language of the territory. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees. Any disputes arising out of this Agreement or the breach thereof shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing either party may apply to a court of competent jurisdiction for injunctive or equitable relief or to enforce or defend its intellectual property rights.

11.08 Non-Solicitation. During the term of this Agreement, and for a period of twelve (12) months after the expiration or termination of this Agreement, neither party will solicit, offer work to, employ, or contract with (whether as a partner, employee or independent contractor, directly or indirectly) one or more of the other party’s employees, except where expressly authorized in writing in advance by such other party. In the event a party breaches the foregoing sentence, as the non-breaching party’s sole remedy and the breaching party’s sole obligation, the breaching party will pay to the non-breaching party compensation equal to 150% of the annualized compensation paid or offered, under a written offer of employment, to such employee or employees by the breaching party. The parties acknowledge that: (a) each party has a valid interest in maintaining a stable work force; (b) this provision is reasonably tailored to that purpose; and (c) the liquidated damages amount is a reasonable approximation of the costs and damages that the non-breaching party would incur as a result of such action by the breaching party. Notwithstanding the foregoing provisions, the restrictions contained in this Section 11.08 shall not apply to, and no liability shall attach to either party with respect to, solicitations or advertisements for employment made to the general public.

11.09 Injunctive Relief. The parties acknowledge that violations of Article 4 and Article 7 of this Agreement may result in irreparable harm to the non-violating party for which remedies other than injunctive relief may be inadequate, and that the non-violating party shall be entitled to receive from a court of competent jurisdiction injunctive or other equitable relief to restrain such unauthorized acts in addition to other appropriate remedies. In the event of any claimed breach of any provisions of this Agreement, and in the event a party requests any injunctive relief or other relief in equity to stop or enjoin any act or acts by the other party, the parties agree that should such relief be granted by any court, that the requesting party shall not be required to post any bond or other surety as a pre-condition to such relief being granted and enacted.

11.10 Export. The United States and certain foreign countries may regulate the export and re-export of technology originating in the United States. Exporting and re-exporting may include the electronic transfer or dissemination of content and software to foreign countries, to certain foreign nationals, and to certain specially designated nationals. Customer agrees to abide by these laws and their regulations, including but not limited to the Export Administration Act and the Arms Export Control Act. Customer shall comply with all applicable provisions of export and import statutes and regulations. Customer shall not export, re-export, transfer, divert, or disclose, directly or indirectly, including via remote access, the Medidata Applications, the Study Use Licenses, the Medidata Services or any confidential information contained or embodied in any of the foregoing, or any direct product thereof, except as authorized under United States law and the law of the applicable country.

11.11 Notices. All notices and demands under this Agreement shall be in writing and shall be sufficient if sent by fax, registered mail or courier service in English, in each instance with confirmation of receipt, to the other party at its address given below, or at another

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address designated by such party in writing at a later time. A notice shall be deemed given on the date it was received.

11.12 Independent Contractors. Medidata and Customer will be and shall act as independent contractors, and neither party is authorized to act as an agent or partner of, or joint venture with, the other party for any purpose. Neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party.

11.13 Entire Agreement. This Agreement constitutes the complete and exclusive statement of the terms and conditions between the parties, and supersedes all prior negotiations, agreements and representations. There are no other agreements or representations not set forth herein. The Agreement shall not be modified except by written consent of both parties.

IN WITNESS WHEREOF, the parties do hereby execute this instrument, with each signatory warranting its authority to enter into this Agreement on behalf of the party it represents.

ACCEPTED: 9/6/05
NUVASIVE, INC.		MEDIDATA SOLUTIONS, INC.

BY:	/s/ Kevin O’Boyle	BY:	/s/ Peter B. Harker
	Authorized signature		Authorized signature

	Kevin O’Boyle		Peter B. Harker
	Name		Name

	EVP & CFO		Chief Financial Officer
	Title		Title

ADDRESS FOR NOTICES:	ADDRESS FOR NOTICES:

NuVasive, Inc.	Medidata Solutions, Inc.
4545 Towne Centre Court	79 Fifth Avenue, 8th Floor
San Diego, CA 92121	New York, NY 10003
Attn: Kevin O’Boyle	Attn: Peter B. Harker
Chief Financial Officer	Chief Financial Officer
Tel. (858) 909-1800	Tel. (212) 659-1125
Fax (858) 909-2085	Fax (212) 918-1830

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Schedule 1: Medidata Applications

This Schedule 1 is incorporated by reference into and made a part of the Technology and Services Agreement (the “Agreement”) made between Medidata Solutions, Inc. (“Medidata”) and NuVasive, Inc. (“Customer”). Any capitalized terms not defined in this Schedule shall have the meaning set forth in the Agreement. Should a conflict arise between this Schedule and the Agreement, the provisions of this Schedule shall control.

The following restrictions apply to Customer’s use of the Medidata Applications (including related Documentation).

Medidata Applications (including Documentation):

Medidata’s RAVE Environment

Medidata Vision Developer

Territory: North America

Study Use License Term:

This Study Use License pertains to “A Pivotal, Multi-center, Randomized, Controlled Trial Evaluating the Safety and Effectiveness of the NuVasive Anterior Cervical Total Disc Replacement (CTDR) Versus *** *** in Subjects with Single-Level Cervical Disc Disease”, protocol NUVA-CTDR-0501. The terms of the Study Use License will terminate upon the earlier of (i) completion of the study and (ii) *** months after Medidata makes the Medidata Applications available to Customer.

Delivery: Delivery and acceptance (“Delivery”) of the Medidata Applications will be deemed to have occurred on the Effective Date.

Fees for the Medidata Applications shall be follows:, and shall apply only during the Study Use License Term:

RAVE Environment Base License Fee (one-time)			$	*	**

Medidata Vision Developer (one-time)			$	*	**

RAVE Monthly Study Use License Fee (Recurring Monthly):	$ ***	x 18 months (months 1-18)	$	*	**

	$ ***	x 28 months (months 19-46)	$	*	**

For the one-time license fees for the Medidata Applications, Customer shall pay $ *** on the Effective Date.

For the recurring monthly Study Use License Fees, Customer shall pay the first month on the Effective Date, and each other monthly fee in advance thereafter as invoiced on terms of net 30.

***	Material has been omitted pursuant to a request for confidential treatment.

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Schedule 2: Hosting Services

This Schedule 2 is incorporated by reference into and made a part of the Technology and Services Agreement (the “Agreement”) made between Medidata Solutions, Inc. (“Medidata”) and NuVasive, Inc. (“Customer”). Any capitalized terms not defined in this Schedule shall have the meaning set forth in the Agreement. Should a conflict arise between this Schedule and the Agreement, the provisions of this Schedule shall control.

Scope of Hosting Services. During the Term of the Agreement, and provided customer has paid the applicable Hosting Services fees set forth in Schedule 4, Medidata will provide hosting of the Medidata Applications on its servers and related services as set forth below (the “Hosting Services”).

1. Access Address. Medidata will host the Medidata Applications at a website address that will be provided to Customer. Medidata will install and operate the host portion of the Hosting Services (at the data center located at Medidata’s headquarters in New York, New York), together with necessary operating systems, applications, hardware, software and utilities, via a dedicated application server (utilizing industry standard firewall protection software). Customer may use the Medidata Applications only through Internet access. Medidata Applications, if any, provided for installation on Customer’s machines may only be used in connection with Internet access to the Medidata Applications.

2. Equipment. Customer shall provide the equipment, software and telecommunications access (e.g., through an ISP) necessary for its access to or use of the Medidata Applications. Customer shall be responsible for providing the hardware and software to be used at Customer’s location(s) and necessary to access the Medidata Applications (e.g., Customer must have MS Explorer version N-1 (or above)), including connectivity to the Medidata Applications. Customer shall be responsible for obtaining digital certificates from VeriSign for all laptops and desktops.

3. Availability. Medidata will use reasonable best efforts to ensure that the Hosting Services will be accessible, operational and fully functional in all material respects (i.e. capable of performing as contemplated in the ordinary course of business) (“Available”) with 98% Availability. “Availability” is calculated as actual uptime when the Medidata Applications are Available, divided by scheduled uptime when the Medidata Applications are scheduled to be Available, with the result expressed as a percentage. Scheduled maintenance will be excluded when calculating actual uptime. Service levels will be calculated monthly, commencing on the month that Customer begins receipt of Hosting Services. Medidata will monitor the Hosting Services and its related environment twenty-four (24) hours a day, seven (7) days a week. Medidata will respond to and resolve any outage(s) or interruption(s) of the Hosting Services within the timeframes set forth in Schedule 3, in accordance with the severity level designated in accordance with Schedule 3. Scheduled maintenance will take place during Customer non-business hours (unless otherwise agreed to by Customer) with a minimum of 24 hours prior notice to Customer of any required downtime and appropriate messaging provided to Authorized Users (which notice may take the form of either an email notification, a message on the EDC sites, or both). For emergency maintenance, Medidata will provide a minimum of 4 hours notice to Customer and appropriate messaging provided to Authorized Users (which notice may take the form of either an email notification, a message on the EDC sites, or both). For purposes of service levels, emergency maintenance will be considered maintenance performed outside of scheduled maintenance and not be counted as available time.

4. Service Level Exclusions. In no event will Medidata be responsible for failure to meet the foregoing service levels for the following reasons: (i) events of force majeure, as set forth in the Agreement, (ii) Customer’s breach of the Agreement or failure to perform its responsibilities in a timely manner, (iii) willful misconduct of Customer, (iv) causes under the control of Customer, and (v) failure of any third party telecommunications carrier.

5. Business Recovery and Off-Site Backups. Medidata shall maintain and update daily one off-site backup of the Customer data hosted by Medidata. Medidata will also (a) maintain, using industry standard practices, a business recovery plan and a disaster recovery plan for all of the Hosting Services, and the capacity to execute such plans, and (b) use its best efforts to implement such plans upon a disaster occurrence. In the event of a disaster occurrence, Medidata will not increase its fees or charge Customer usage fees in addition to the fees set forth in this Agreement. Every thirty (30) days after the Effective Date, Medidata will provide to Customer a copy of the Customer data hosted by Medidata.

6. Security/Virus Scanning.

6.1 Security. Medidata will provide a security administration process and a secure environment for the servers, network, data components, content and all other hardware and software associated with the Hosting Services, the Medidata Applications and Customer data, in accordance with standard industry practices, and shall implement and enforce all security policies, standards and measures and any regulatory agency requirements applicable to Medidata’s business, to (i) prevent unauthorized use, access or modification of, and otherwise protect, the environment, hardware, software and content; (ii) prevent unauthorized use, access, disclosure or modification of any data or information being collected or generated by, input into, transmitted to or from, or stored within the Hosting Services, Medidata Applications and/or systems under Medidata’s control; (iii) protect the confidentiality of Customer data; (iv) detect and prevent denial of service attacks; and (v) detect and prevent intrusion. Customer acknowledges that Medidata uses a combination of shared and individual servers for each of its customers’ hosted solution. Medidata will maintain physical security measures at all locations housing the hosting equipment and software, which include, but are not limited to, simple locks and electronic access verification. Medidata uses VeriSign technology (http://www.verisign.com) to provide security for Internet data exchange.

6.2 Encryption. For access to the Medidata Applications, Medidata uses SSL (Secure Socket Layer). Medidata uses VeriSign’s 128-bit Strong Encryption. Similarly, for back-end XML communication to and from the Medidata Applications, SSL is also employed.

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6.3 Virus Scanning. Medidata will provide virus protection on all systems used to provide Medidata Applications and Services to Customer. Medidata will install, maintain and update virus control software for all systems used to provide Services to Customer. Medidata will use industry standard software scanning technology (updated with the then-current virus signatures and data) to test the Medidata Applications and Services in order to, wherever possible, ensure the Medidata Applications and Services will not contain, and shall use reasonable best efforts to remove any known harmful programs, data, or contaminants, including any codes or instructions that may be used to access, modify, delete, damage, disable or otherwise prevent the proper operation of a computer hardware system or the associated software (individually referred to as a “Virus”, and collectively as “Viruses”). Medidata will not knowingly introduce any Viruses into Customer’s systems. Medidata agrees that in the event a Virus is found to have been introduced into Medidata’s systems or into Customer’s systems, Medidata will use reasonable best efforts to assist Customer in reducing the effects of the Virus. To the extent a virus has been introduced into Medidata’s or Customer’s systems through Customer’s use of the Medidata Applications and/or Services, Customer shall be responsible for all fees and expenses (at Medidata’s then-current rates) for Medidata to provide the remedial or mitigating services described herein.

6.4 Compliance With Acceptable Use Policies. Customer will, and shall use commercially reasonable efforts to cause all persons with access to the Medidata Applications to, comply at all times with all laws, regulations and acceptable use policies applicable to Customer’s business and/or the use of the Medidata Applications and Services. Medidata will, and shall use commercially reasonable efforts to cause its contractors to, comply at all times with all laws, regulations and acceptable use policies applicable to Medidata’s Medidata Applications, Services and business.

7. Additional Hosting Procedures. The following are the procedures applicable to Customer accessing and using the Medidata Applications.

7.1 Entry. As data from a clinical trial is entered by Customer’s data collector, Medidata will store the information in Medidata’s servers. Medidata’s servers will automatically record the log-in time, the identity of the Customer’s data collector and the location from which the clinical trial data has been gathered.

7.2 Access. Customer will be provided with password protected access to the saved clinical trial data. Customer will be able to review data collected and aggregated at any point in time prior to completion of the clinical trial database.

7.3 Anomalous Data. If Medidata becomes aware of data entries from Customer that appear to be substantially outside the range of reported values, or otherwise appear to be erroneous, anomalous or indicative of reporting system failure (“Anomalous Data”), Medidata may in its sole discretion report any such data to Customer. Customer agrees that Medidata shall have no obligation to report Anomalous Data to Customer, and agrees that Medidata shall have no liability to Customer for any failure to so notify Customer. The foregoing notice shall be solely in the complete discretion of Medidata and is only provided as an accommodation to Customer.

8. FDA Audit. Upon request, Medidata shall make available to the U.S. Food and Drug Administration (“FDA”) all records lawfully required by governmental regulations relating to the Hosting Services. If the FDA performs an audit, Customer shall reimburse Medidata and its subcontractors for time expended and expenses incurred in conjunction with any such audit, except to the extent that any such audit findings require remedial actions directly and solely attributable to the Hosting Services and/or Medidata Applications. If any governmental/regulatory authority gives notice of its intention to conduct an audit or take any other regulatory action with respect to the Hosting Services and/or Medidata Applications, Medidata will promptly give Customer notice thereof, and Customer shall have the right to be present at any such audit or regulatory action.

9. Hosting Fees.

The recurring Hosting Services Fee shall be $ *** ($ *** Hosting & Support + $ *** Site Support) per month. The Hosting Services Fee for “A Pivotal, Multi-center, Randomized, Controlled Trial Evaluating the Safety and Effectiveness of the NuVasive Anterior Cervical Total Disc Replacement (CTDR) Versus *** in Subjects with Single-Level Cervical Disc Disease”, protocol NUVA-CTDR-0501, includes Hosting Services, Support and Site Support Services.

The monthly Hosting Services fee shall commence upon the Effective Date. The monthly fee for the first month of Hosting Services will be due and payable by Customer on the Effective Date. For each month thereafter, the monthly Hosting Services fee will be due and payable by Customer in advance. Medidata will invoice Customer monthly in advance, with payment terms of net 30 from invoice date.

The monthly Hosting Services fee will be subject to annual increases during the Term as provided in the Agreement.

***	Material has been omitted pursuant to a request for confidential treatment.

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Schedule 3: Support Services

This Schedule 3 is incorporated by reference into and made a part of the Technology and Services Agreement (the “Agreement”) made between Medidata Solutions, Inc. (“Medidata”) and NuVasive, Inc. (“Customer”). Any capitalized terms not defined in this Schedule shall have the meaning set forth in the Agreement. Should a conflict arise between this Schedule and the Agreement, the provisions of this Schedule shall control.

Scope of Support Services. During the Term of the Agreement, and provided Customer has paid the applicable Support Services fees set forth in Schedule 4, Medidata will provide maintenance, telephone support, correction of errors and upgrades to the Medidata Applications as set forth below (the “Support Services”).

1.	Maintenance Support Service.

1.1.1	Real-time technical assistance, in the form of telephone support (English language only), to Customer between the hours of 8:00 a.m. and 8:00 p.m. (Eastern Standard Time ), Monday through Friday, excluding Medidata’s published holidays (with additional access through the use of e-mail and or by facsimile). Emergency assistance is available outside of the standard coverage period, but is provided at an additional time and materials charge, subject to resource availability, based upon the fees and expenses set forth in this Agreement for Professional Services, and a minimum two hour charge;

1.1.2	Updated release notes associated with error corrections to the Medidata Applications;

1.1.3	Error corrections to the Medidata Applications; and

1.1.4	Customer support surveys to allow Customer to assist Medidata with the evaluation of Support Services.

2.	Error Corrections. Medidata will use commercially reasonable efforts to provide Customer with error corrections within the timeframes set forth in Paragraph 3 below. Customer shall provide Medidata with documentation of the error or deficiency, and Customer shall provide the necessary software and data required to reproduce the error or deficiency reported by Customer and all other reasonable support and assistance requested by Medidata as necessary to discover the cause or a cure for the reported error or deficiency of the Medidata Applications.

3.	Telephone Support. Medidata will provide Customer with telephone technical support, which shall consist of commercially reasonable efforts on the part of Medidata to provide advice and correction of errors and deficiencies in the Medidata Applications and assistance relating to the operation of the Medidata Applications and services outages. Medidata will respond in accordance with the following levels of severity, as reasonably determined by Medidata, with input from Customer:

3.1	Severity Level 1- Critical Business Impact

3.1.1	“Critical Business Impact” means that the business process can no longer continue due to reported errors or deficiencies in the Medidata Applications or Services, regardless of what Customer attempts to do to remedy the problem, and/or that data is lost and/or corrupted.

3.1.2	Response. Medidata’s support staff will respond to the reported error or deficiency within thirty (30) minutes and work continuously and use all commercially reasonable efforts to find and implement a resolution to the reported issue(s) as soon as practicable. Customer must notify Medidata via telephone and email.

3.2	Severity Level 2 - Serious Business Impact

3.2.1	“Serious Business Impact” means that Customer’s business process can function temporarily or work around the reported error or deficiency in the Medidata Applications or Services. However, there is a serious impact on Customer’s productivity and or the service levels that Customer typically achieves with the Medidata Applications.

3.2.2	Response. Medidata’s support staff will respond to the reported error or deficiency within two (2) hours. Medidata will use all commercially reasonable efforts to resolve reported error or deficiency within seventy-two (72) hours. Customer must notify Medidata via telephone and or email.

3.3	Severity Level 3 - Minor Business Impact

3.3.1	“Minor Business Impact” means that there has been no loss of data associated with the reported error or deficiency of the Medidata Applications or Services and Customer’s business process can continue or work around the reported issue(s) through proper business procedures with no serious impact on service levels.

3.3.2	Response. Medidata’s support staff will respond to the reported error or deficiency within one (1) business day and make all commercially reasonable efforts to correct reported error or deficiency .Such errors or deficiencies may be corrected in the next release of the Medidata Applications.

3.4	Severity Level 4 - Enhancement Request

3.4.1	“Enhancement Request” means a request by Customer for Medidata to make a change or improvement in the Medidata Applications’ features and/or functionality.

3.4.2	Response. Medidata’s technical staff will evaluate whether to implement the proposed enhancement in the context of Medidata’s development plans. Implemented enhancements will be included in a future release of the Medidata Applications.

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4.	Customer Responsibilities. Customer shall:

4.1	Designate two (2) of its personnel as soon as practicable following the Effective Date, or utilize its own permanent help desk (knowledgeable in Medidata products and support procedures), for the purpose of acting as sole liaison between Customer and Medidata. Customer may designate qualified replacements for such designated personnel by providing Medidata with e-mail notice thereof. Customer shall institute internal business procedures to require all users of the Medidata Applications seeking Support Services to channel their requests through these two designated individuals or help desk. Customer shall identify its liaison personnel in writing to Medidata or provide Medidata with the help desk procedure and personnel.

4.2	Provide Medidata with documentation of the error or deficiency and provide Medidata with the necessary software and data required to reproduce the error or deficiency reported by Customer and all other reasonable support and assistance requested by Medidata as necessary to discover the cause or a cure for the reported error or deficiency of the Medidata Applications.

4.3	Support and maintain third-party software used at Customer’s location and used in conjunction with the Medidata Applications.

5.	Exclusions. The following services are not included in Support Services. Some of the following services may be obtained from Medidata on an additional fee basis and subject to Customer’s execution of a Statement of Work for the same:

5.1	Configuration and Integration. Configuration and integration services.

5.2	Professional Services and Content Development. Professional Services and content development including strategy and design services, systems architecture and integration.

5.3	Training. Training on the Medidata Applications or other software or hardware packages.

5.4	Misuse or Modification. Support for Medidata Applications that has been misused by Customer or any third party acting on Customer’s behalf.

5.5	On-Site Support. Support provided by Medidata at Customer’s premises or any other premises requiring travel and living expenses.

5.6	Connectivity Issues. Assistance with Customer or any other party accessing the Medidata Applications remotely, if applicable.

5.7	Third Party ASP Support. Support directly to third parties that host the Medidata Applications for Customer, if applicable.

5.8	Problems caused by Customer. To the extent any errors or deficiencies are caused by Customer or its Authorized Users, Medidata will provide maintenance at an additional time and materials charge, subject to resource availability, based upon the fees and expenses set forth in this Agreement for Professional Services, and a minimum two hour charge.

If Medidata determines that a problem or deficiency reported in the Medidata Applications is caused by misuse or modification of the Medidata Applications by Customer or by a third party acting on Customer’s behalf, by Customer’s data or by software not provided or made available to Customer by Medidata, Medidata may charge Medidata’s then-current standard time and materials rates for Professional Services for time spent diagnosing and/or correcting such problems.

6.	Upgrades. Medidata will from time-to-time upgrade the Medidata Applications provided to Medidata customers under support agreements to incorporate bug fixes and/or to improve or add features and/or functionality.

7.	Support Services Fees. The recurring monthly fee for Support Services for “A Pivotal, Multi-center, Randomized, Controlled Trial Evaluating the Safety and Effectiveness of the NuVasive Anterior Cervical Total Disc Replacement (CTDR) Versus *** in Subjects with Single-Level Cervical Disc Disease”, protocol NUVA-CTDR-0501, are included in the Hosting Services fees in Schedule 2.

***	Material has been omitted pursuant to a request for confidential treatment.

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Schedule 4: Flow-Through Terms

This Schedule 4 is incorporated by reference into and made a part of the Technology and Services Agreement (the “Agreement”) made between Medidata Solutions, Inc. (“Medidata”) and NuVasive, Inc. (“Customer”). Any capitalized terms not defined in this Schedule shall have the meaning set forth in the Agreement. Should a conflict arise between this Schedule and the Agreement, the provisions of this Schedule shall control.

In addition to the restrictions on the scope and use of the license grants contained in the Agreement and Schedule 1, Medidata’s third Party licensor, *** (“Licensor”), whose software forms part of the Medidata Applications, requires that all agreements with users of the Medidata Applications agree that the software products licensed from Licensor as part of Medidata Vision Developer (the “Licensor Products”) shall be subject to the following restrictions set forth in this Schedule 4. Customer agrees that except as provided in the Agreement, and without prejudice to the generality thereof, Customer may not:

(i) distribute the Licensor Products on a stand-alone basis, or other than as integrated in and sublicensed with the Medidata Applications;

(ii) support the Licensor Products except as integrated in and sublicensed with the Medidata Applications;

(iii) allow the Licensor Products to be used in conjunction with or launched from within any licensee or third party product, other than the Medidata Applications;

(iv) re-brand, bundle, re-label or otherwise OEM the Licensor Products, or use in any manner the Licensor Products with any software or product other than the Medidata Applications;

(v) reproduce, copy, manufacture the Licensor Products;

(vi) permit access to or use the Licensor Products and its related products and services by or on behalf of any third party; other than by an authorized agent who has agreed to be bound by the restrictions contained herein.

(vii) use the Licensor Products and its related products and services for internal or third party production purposes or development of products, except as expressly authorized in the Agreement; it, being understood and agreed that Customer shall be permitted to develop and generate reports of clinical trial data gathered using the Medidata Applications.

(viii) localize or otherwise translate the Licensor Products or related documentation without the express written consent of Licensor; or

(ix) copy or reproduce any of the Licensor training materials, for any purpose.

***	Material has been omitted pursuant to a request for confidential treatment.

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Schedule 5: STATEMENT OF WORK

This Schedule 5 is incorporated by reference into and made a part of the Technology and Services Agreement (the “Agreement”) made between Medidata Solutions, Inc. (“Medidata”) and NuVasive, Inc. (“Customer”). Any capitalized terms not defined in this Schedule shall have the meaning set forth in the Agreement. Should a conflict arise between this Schedule and the Agreement, the provisions of this Schedule shall control.

Protocol NUVA-CTDR-0501: Professional Services Assumptions

Medidata will provide Professional Services to Customer for the configuration of an electronic data capture system for the management of “A Pivotal, Multi-center, Randomized, Controlled Trial Evaluating the Safety and Effectiveness of the NuVasive Anterior Cervical Total Disc Replacement (CTDR) Versus *** in Subjects with Single-Level Cervical Disc Disease”, protocol NUVA-CTDR-0501, as outlined in Medidata’s proposal dated 1 September 2005 and supported by the following assumptions. Any deviation from these assumptions may impact actual project cost and milestone delivery dates. All changes will be managed using Medidata’s formal study change control SOP.

1.	These Professional Services assumptions were developed based on the Professional Services Roundtable conducted with Heidi Boorstein of Customer and Jennifer Abrams, John Reno and Sam Partovi of Medidata on 28 March 2005 and reviewed by Laetitia Cousin of Customer and Sam Partovi and Joe Tyers of Medidata on 20 June 2005.

2.	Initial documents used to identify specific project milestones and deliverables included the Pre-IDE Requirements, eCRF Pages and Pre-IDE Outline document from the Cervical TDR study.

3.	These Professional Services assumptions are subject to change based upon receipt of final Case Report Forms and final Annotated Case Report Forms or final Case Report Form specifications, final Edit Check Specifications, and final Output Specifications or Data Management Plan. It is expected that these deliverables will be completed by Customer personnel with guidance from Medidata and will be received on or before 17 August 2005. A detailed project plan will be developed following the Client Alignment Meeting.

4.	These Professional Services assumptions are valid through 15 August 2005. If contract approval extends beyond this date, the project key milestones may need to be reevaluated and adjusted.

5.	Key project milestones:

a.	Medidata Project Start Date:	***

b.	Investigator Meeting Date:	***

c.	CRA/Monitor Training:	***

d.	Site Initiations Begin:	***

e.	First Patient In:	***

f.	Last Patient In:	***

g.	Last Patient Out:	***

h.	Data Lock	***

6.	Based on project milestones, the production site, associated project management and technical support will be provided for a maximum of ***.

7.	Study Metrics:

a.	Phase	Pivotal
b.	Maximum # of Sites	***
c.	Maximum # of Patients	***
d.	Maximum # of Unique CRFs	40
e.	Maximum # of Total CRFs	65
f.	Maximum # of Edit Checks	400
g.	% of Complex Edit Checks	5%

8.	Investigator Sites will be located in North America.

9.	Standard reports will be provided using Medidata VisionTM, powered by *** . Customer will be using Medidata Vision Developer for ad hoc reporting. Preliminary estimates for Medidata to create three (3) complex custom reports in accordance with Customer specifications have been included. Upon receipt of approved report specifications, the estimates will be verified.

10.	Data transfers will be provided for up to 40 SAS table formats. Data will be transferred as a direct mapping of data from the Case Report Form. Any additional concatenation, derivations, filtering may result in additional level of effort. Data transfers will be provided at the following frequencies:

a.	1 Test Transfer

b.	1 Final Transfer

c.	2 Interim Transfers, 1 after each of the 6 month and 12 month endpoints

11.	This study will use a Radiographic lab facility. The data will be entered into the eCRF via data entry screens by lab personnel. Automated system integration is outside the scope of these Professional Services assumptions. The eCRF will provide file attachment capability to allow lab personnel to attach digitized x-ray image files for each subject (estimated thirty (30) images per subject with a 3 MB per image file size). The image files will be visible to certain assigned users or user groups and the download of the actual image file will be optional and prefaced by dialog box indicating that the download will not be instantaneous.

12.	This study will use the Medidata RAVETM Dictionary Coding module. Customer will provide licenses for any and all dictionaries to be used for auto-coding.

13.	No additional system integrations besides those specifically listed in this Agreement will be required.

14.	Medidata staff will perform study administration activities – site activation, user activation, and user ID and activation code assignment.

15.	The following meetings will be held, and assume 1 Medidata attendee:

a.	Client Alignment Meeting
b.	eCRF Review Meeting

***	Material has been omitted pursuant to a request for confidential treatment.

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c.	Edit Check Review Meeting

d.	Report Review Meeting

e.	Output Review Meeting

f.	Closeout Planning Meeting

g.	Lessons Learned Meetings

16.	The following training sessions will be provided:

a.	Investigator, and Site Coordinator

i.	Investigator Meeting system overview

ii.	Up to 6 additional phone/web training sessions

iii.	Additional on-site Investigator training sessions are not included in the scope of these Professional Services assumptions

b.	CRA/Monitor Training

c.	Train the Trainer training for Field Clinical Engineers

d.	Vision Developer training

e.	Vision Developer Advanced training

17.	Medidata will provide first-level technical help desk support 5 days per week x 12 hours per day in English only.

18.	Project Resource Plan

a.	Medidata Project Manager – TBD

b.	Additional Medidata Project Resources – TBD

c.	Medidata Executive Sponsor – Luke Brennan

d.	Customer Project Manager – Heidi Boorstein

e.	Customer Executive Sponsors – Laetitia Cousin, Director of RA/QA, Keith Valentine, President

19.	Communication Plan

a.	Weekly project review meetings will be conducted with the Medidata Project Manager and representatives from the Customer Study Team. Project review meetings are designed to track project status. Issue resolution activities should occur via independent project activities.

b.	Task Status Reports will be published at least 12 hours in advance of the weekly project review meeting.

c.	Monthly steering committee meetings will be held between Customer management and Medidata management to review overall project status, monitor overall project milestones and manage project scope.

20.	Escalation Plan

a.	In the event of issues that cannot be resolved at the project team level, issues should be escalated to Luke Brennan of Medidata and Laetitia Cousin of Customer, the respective project Executive Sponsors, for resolution.

21.	Additional meeting participation will be agreed to in advance via study change requests.

22.	Project closeout deliverables include site protocol deviations, final SAS datasets, site specific CDs containing PDFs, query listings, annotation listings and audit trails.

23.	Reasonable travel expenses will be billed monthly on an actual cost basis. It is expected that travel expenses will not exceed 10% of the overall project budget. Any travel expenses in excess of 10% of the overall project budget will require prior written approval by the Customer Executive Sponsor. Roundtrip travel time in excess of 3 hours will be billed at 50% of the applicable hourly rate.

24.	Professional Services Estimate:

Category	Estimated Days
Project Management & Clinical Consulting	67
Technical Configuration	30
Application Configuration	24
Quality Control	29
Reporting and Output Configuration	37
Training (Classroom & Phone/Web)	6

Estimated Totals	193	$	*	**

***	Material has been omitted pursuant to a request for confidential treatment.

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Master Technology and Services Agreement Amendment #1

This Master Technology and Services Agreement Amendment #1 (“Amendment #1) is entered into on this 16th day of December 2005 (“Amendment #1 Effective Date”) and is incorporated by reference into and made a part of the Master Technology and Services Agreement dated as of the 2nd day of September 2005 (the “Agreement”) between Medidata Solutions, Inc. (“Medidata”) and NuVasive, Inc. (“Customer”). Any capitalized terms which are not defined in this Amendment #1 shall have the meanings set forth in the Agreement. Should a conflict arise between this Amendment #1 and the Agreement, this Amendment #1 shall control.

WITNESSETH

WHEREAS, the parties have agreed to modify the start dates for monthly Study Use License, Hosting Services and Site Support Fees payable under the Agreement; and

WHEREAS, Customer has requested the Protocol reference for the initial Study to be revised,

NOW, THEREFORE, in consideration of the mutual promises contained below, the parties agree that the Agreement shall be amended as follows;

The last sentence of Schedule 1 shall be amended to read as follows: “For the recurring monthly Study Use License Fees, Customer shall pay the first month on November 1, 2005, and each other monthly fee in advance thereafter as invoiced on terms of net 30.”

The first sentence of the second paragraph of section 9 of Schedule 2 shall be amended to read as follows: “The Hosting & Support component of the monthly Hosting Services Fee, in the amount of $ *** , shall commence November 1, 2005; the Site Support component of the monthly Hosting Services Fee, in the amount of $ ***, shall commence upon the Investigator Meeting Date, scheduled to take place ***.”

Schedule 5 shall be amended as follows: All references to Protocol “NUVA-CTDR-0501” shall be deleted and replaced with “NUVA-ND-0501.”

Section 5 of Schedule 5 shall be amended as follows: The following Key project milestones shall be amended to read as follows:

“Investigator Meeting Date	***
Site Initiation Begins	***
First Patient In	*** ”

No other amendments to the Agreement are contemplated herein and all remaining terms and conditions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment #1 as of the Amendment #1 Effective Date.

NUVASIVE, INC.		MEDIDATA SOLUTIONS, INC.

By:	/s/ Kevin O’Boyle	By:	/s/ Glen de Vries
Name:	Kevin O’Boyle	Name:	Glen de Vries
Title:	CFO	Title:	Chief Technology Officer

***	Material has been omitted pursuant to a request for confidential treatment.

Statement of Work No. 2

For Master Technology and Services Agreement

WHEREAS, NuVasive, Inc., a Delaware corporation having its principal place of business 4545 Towne Centre Court, San Diego, CA 92121 (“Customer”) and Medidata Solutions, Inc., a Delaware corporation having its principal place of business at 79 Fifth Avenue, New York, New York 10003 (“Medidata”) entered into that certain Master Technology and Services Agreement dated September 2, 2005 (hereafter, the “Agreement”);

WHEREAS, the Agreement provides that Customer and Medidata shall enter into Statements of Work for the deployment of Study Use Licenses and performance of Medidata Services for each Study and any Medidata Services that are not Study specific contemplated under the Agreement;

WHEREAS, in accordance with the terms and conditions of the Agreement, as amended, Customer and Medidata hereby desire to enter into this Statement of Work.

NOW THEREFORE, the parties hereby agree as follows:

This Statement of Work No. 2 shall be incorporated by reference into and made a part of the Agreement. Any capitalized terms not defined in this Statement of Work No. 2 shall have the meaning set forth in the Agreement. Should a conflict arise between this Statement of Work Order No. 2 and the Agreement, this Statement of Work No. 2 shall control.

Statement of Work Effective Date: December 16, 2005

Study Protocol: Phase II Pivotal Cerpass Protocol.

Study Use License: The following metrics shall apply to the Study Use License for the Phase II Pivotal Cerpass Protocol.

Study Phase	II
Service Duration (months)	***
Maximum # Sites	***
Maximum # Patients	***
Maximum # Unique CRFs	0
Maximum # Total CRFs	65
Maximum # Standard Edit Checks	0
% of Complex Edit Checks	0%

Medidata Services:

Hosting Services: Medidata shall provide Hosting Services for the period *** through *** (“Hosting Period”).

Maintenance and Support: Medidata shall provide Maintenance and Support for the period *** through *** *** (“Maintenance and Support Period”).

Professional Services: Medidata shall perform professional services in accordance with its Project lifecycle policy, which identifies components of the quality system relevant to the Project, including the policies, standard operating procedures and documents required to be completed and maintained throughout the lifecycle to demonstrate 21 CFR Part 11 and GCP compliance. Unless specifically outlined in Project-specific deviation request(s), Medidata will perform all tasks and activities in accordance with Medidata standard operating procedures (“Medidata SOPs” or “SOPs”). Medidata shall implement a structured methodology for the specification, development, deployment, maintenance and closure of the Project.

Study Specific: Medidata shall provide Implementation Services for the Rave software solution utilizing an Application Service Provider (ASP) model for the Phase II Pivotal Cerpass study. Assumptions outlined below are the basis for the Implementation Services cost estimates for the full life cycle solution. Changes to these Project phases and assumptions will be managed using formal change control processes and may affect overall cost and timeline. Assumptions are based on input provided during conversations between Sam Partovi, Dan Tretter and Heidi Boorstein.

Plan Phase

1. Medidata Rave 5.4.3 will be the base application used for the study.

2. The Customer solution will leverage the ASP model provided by Medidata.

3. The Cerpass study will be a 100% copy of the Neodisc US study.

4. Medidata Edge will be the implementation methodology utilized for the study.

5. In advance of the Project Initiation meeting:

•	Medidata will provide a preliminary Project plan and review and approve this with Customer.

•	Medidata and Customer will jointly plan timeline, deliverable/key milestone dates and Project resources.

***	Material has been omitted pursuant to a request for confidential treatment.

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•	Medidata and Customer will jointly complete a Project risk and contingency assessment and communication plan.

6. Medidata and Customer will conduct a Project initiation meeting with the Customer Executive Sponsor and key Project participants to review and agree upon the Project time-line, milestones, deliverables, risk and contingency assessment and communication plan no later than December 15, 2005.

7. Medidata will set up the Customer development (i.e. DEV), User Acceptance Testing (i.e. UAT), Training, (i.e. TRAIN) and Production (i.e. PROD) environments on a Medidata shared server environment.

8. Study Metrics - the following metrics will be used to estimate the level of effort required. Changes to these study metrics may impact level of effort, Project cost and time-line:

• Maximum # of Sites	***
• Maximum # of Patients	***
• Maximum # of Unique CRFs	0
• Maximum # of Total CRFs	65
• Maximum # of Standard Edit Checks (excludes edit checks from library)	0
• % of Edit Checks requiring custom functions	0%

9. Customer will provide final/approved Protocol, and annotated CRFs prior to Project initiation date.

10. Key Project Milestones: specific dates will be finalized and agreed at the Project initiation meeting.

• Final Protocol Approval Date:	TBD

• Project Initiation Meeting Date:	TBD

• Medidata System Availability:	***

• Investigator Meeting Training Date:	***

• Site Initiations Begin:	TBD

• Database Lock Date:	***

11. Project roles and responsibilities: Each Party shall provide appropriately qualified staff and management to fulfill their respective roles and responsibilities for the Project.

•	Customer Resources:

•	Customer Executive Sponsor: part-time for decisions impacting Project scope, time-line and budget. Also assists with allocation of Customer resources, prioritization and issue resolution.

•	Project Management: full-time Customer Project Manager through Plan phase and part-time through Deploy phase. Coordinates and manages Customer resources and deliverables. Functions as primary contact for Medidata Project Manager.

•	Subject Matter Experts: full-time resource for Analyze phase and Build phases and part-time through Deploy phase. Other knowledgeable staff also required part-time for completion of study design specifications, review and sign-off of key Project deliverables, quality control activities and writing/execution of UAT scripts. These resources have subject matter knowledge regarding Customer’s business, clinical and technical needs for the Project.

•	Medidata Resources:

•	Executive Sponsor: part-time for decisions impacting Project scope, time-line and budget. Also assists with allocation of Customer resources, prioritization and issue resolution.

•	Project Director/Relationship Manager: part-time to provide leadership and general oversight of the Project and services delivery, and to serve as liaison between Medidata and Customer on the Project.

•	Project Manager: part-time resource for Planning phase through Deploy phase. Responsible for planning, coordination and controlling the Project within time and cost estimates and quality standards. Primary point of contact for Medidata up to deployment.

•	Project Analyst: Part-time for Analyze through Deploy phase. Primary resource to assist Customer with completion of design specification documents during the Analyze phase of the Project.

•	Configuration Specialist: Part-time for Build phase through Deploy phase. Responsible for configuration of the Rave application according to the study design specifications.

•	Quality Control Specialist: Part-time for the Test phase and part-time through the Deploy phase. Responsible for writing and executing test scripts according to the design specifications.

12. Customer Project Manager, representatives from the Customer study team and the Medidata Project Manager will participate in weekly Project status meetings from the Plan through the Deploy phase of the Project.

13. Customer management and Medidata management will participate in monthly Executive Steering Committee meetings to review overall Project status, monitor overall Project milestones and manage Project scope through the Deploy Phase of the Project.

14. Project will be managed on a time and materials basis.

15. The Medidata Change Control Process will be reviewed with the Customer study team during Project start-up and all out-of-scope change requests impacting Project time-line or budget will be approved by the Executive Steering Committee prior to starting out-of-scope work.

16. Medidata Implementation Services Fees plus expenses will be billed as rendered on a monthly basis. Expenses are estimated to be ten (10%) percent of the total estimated Implementation Services Fees.

***	Material has been omitted pursuant to a request for confidential treatment.

2 of 5

Analyze Phase

17. Medidata will provide the following Edge methodology design specification templates in the Medidata formats to Customer:

•	eCRF specification template

•	Data validation specification template

•	Standard output data transfer plan –or-

•	Custom output data transfer plan specification template (if in scope)

•	Custom report requirements specification template (if in scope)

•	Integration specification template including Rave import requirements (if in scope)

18. Medidata will be responsible for completing the Medidata Edge specification templates provided for the study.

19. Customer and Medidata will sign-off on the Medidata Edge specifications prior to starting the study Build phase.

Build Phase

20. Training sessions are out of scope under this Statement of Work No. 2, as all sites are identical to the Neodisc US study and will have already have been trained as part of the Neodisc US study implementation.

21. Medidata will be responsible for configuring the following components of the Rave application:

•	eCRFs (copied from Neodisc US)

•	System edit checks (copied from Neodisc US)

•	Standard edit checks (copied from Neodisc US)

•	Custom edit checks and custom functions (copied from Neodisc US)

•	Standard reports

•	Standard outputs (copied from Neodisc US)

•	Creating user accounts and sites for purposes of development and UAT

•	Study specific configuration (roles) (copied from Neodisc US)

22. Medidata will perform quality control activities on all aforementioned components.

23. Medidata will activate the pre-configured standard reports provided with the license of the Rave application.

24. Medidata will provide standard outputs for up to one SAS dataset for each unique eCRF. It is assumed that 80 – 90% of the data will be a one-to-one mapping from the eCRF to the SAS data format. Final datasets will be delivered in SAS format. Additional custom output files and transformations can be requested. Additional custom outputs are out-of-scope under this Statement of Work No. 2.

25. Medidata will provide data transfers via a secure FTP site or other secure transfer mechanism at the following frequencies:

•	1 test transfer

•	Twice-weekly transfers, beginning 1 month following Study Start in SAS format

•	1 final transfer in SAS format

•	Additional files and on-demand transfers are out-of-scope

•	SAS datasets will be provided on a twice-weekly basis, with additional datasets requested and provided on demand

26. Local Labs and associated reference are out of scope under this Statement of Work No. 2.

27. This study will use a Radiographic lab facility. The data will be entered into the eCRF via data entry screens by lab personnel. Automated system integration is outside the scope of these Professional Services assumptions. The eCRF will provide file attachment capability to allow lab personnel to attach digitized x-ray image files for each subject (estimated thirty (30) images per subject with a 3 MB per image file size). The image files will be visible to certain assigned users or user groups and the download of the actual image file will be optional and prefaced by dialog box indicating that the download will not be instantaneous.

28. This study will use the Medidata RAVETM Dictionary Coding module. Customer will provide licenses for any and all dictionaries to be used for auto-coding.

29. Medidata will provide IVRS integration as a copy of IVRS integration from Neodisc US study.

30. Medidata can provide additional system interfaces such as Central Lab, Drug Safety, CTMS, etc if required. These integrations are out-of-scope under this Statement of Work No. 2.

31. The eCRFs and all edit checks will be pushed to UAT and then to production by Medidata all at one time. If edit checks are pushed to UAT and then production on a rolling basis due to out of scope Customer requested changes, additional Project Management costs will be incurred by Customer.

Test Phase

32. Medidata will be responsible for testing and quality control of the configured Rave application to the approved specifications as per Medidata Edge methodology for in scope activities for those configuration activities completed solely by Medidata.

33. Customer will be responsible for final UAT of the application including writing and execution of UAT test scripts.

34. Medidata will prioritize with Customer and fix priority issues beyond initial specifications encountered by the UAT testing process.

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Deploy Phase

35. Medidata will be responsible for setting up the production URL site and moving the Rave application into production following deployment approval by Customer.

36. Customer staff will conduct any necessary training.

37. Medidata will perform study administration activities – site initiation, user initiation, account creation and study level permission.

38. Medidata will perform account creation for the specified users at these sites.

39. The Medidata study team will train the Medidata Support Services team and turn the application support over to Medidata Support Services and the Help Desk function.

40. Standard System Documentation will be provided in English for use by Monitors to provide first level support to investigator sites.

Maintain Phase

41. Based on Project milestones, Medidata Support Services and Help Desk directly to Customer will be provided for ***.

42. Medidata will provide first-level technical help desk support to Investigator Sites.

43. Medidata technical help desk support will be available 5x16 for the duration of the Maintenance and Support Period in English only.

44. During the Maintenance Phase, Medidata staff will perform study administration duties including site activation/inactivation, user activation/inactivation; and user ID and activation code assignment. Customer is responsible for providing all necessary authorized documentation for all activation/inactivation performed by Medidata.

45. Medidata will trouble-shoot Rave application defects, or defects found in the Customer specific configuration determined not to be functioning according to agreed specifications. Medidata will attempt to provide a work around, fix, or build into a future release of Rave. Customer will be responsible for testing patient migrations to apply changes to existing subjects if required. Some fixes may also require additional UAT by Customer prior to Medidata updating the production environment.

46. Medidata will provide additional Project Management as part of change orders that may arise during the study maintenance period. Change orders will follow the Medidata Change Control Process including impact analysis, cost estimation and approval by Customer in advance of engaging additional Medidata resources.

Close Phase

47. Medidata will provide final close-out data extracts in SAS format.

48. Medidata will provide site-specific CDs containing book-marked PDFs with hyperlinks to the audit trail including all queries, annotations and Protocol deviations.

49. Medidata will provide bookmarked Blank PDFs of the study eCRFs.

50. Medidata will test and provide quality control of study close deliverables.

51. Medidata will turn over Project documentation maintained in the study binder, including all sponsor specifications and document sign-offs.

52. Medidata will allow hardware maintenance records to be audited on-site at Medidata’s corporate headquarters as part of a pre-scheduled audit.

53. Medidata and Customer will conduct study close feedback and lessons learned meeting.

54. Professional Services Fees Estimate:

Category	Daily Rate		Hourly Rate		Est. Days	Est. Cost		Discounted Cost
Project Management	$	***	$	***	12	$	***
Technical Configuration	$	***	$	***	13	$	***
Application Configuration	$	***	$	***	5	$	***
Quality Control	$	***	$	***	5	$	***		***
Reporting and Output Configuration	$	***	$	***	3	$	***		***
Training	$	***	$	***	0		—

ESTIMATED TOTALS					38	$	***	$	***

***	Material has been omitted pursuant to a request for confidential treatment.

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Fees: Customer shall pay Medidata the following fees under this Statement of Work No. 2.

Rave EDC Base License:	$	***	, payable ***

Vision Developer License:	$	***	, payable ***

Rave Monthly Use License:	$	***	, payable at $ *** per month for months 1-18 of the Service Duration, payable monthly in advance starting *** ; and $ *** per month for months *** of the Service Duration, payable monthly in advance starting ***

Hosting Services:	$	***	, payable at $ *** per month, payable monthly in advance during the Hosting Period starting ***

Investigator Site Support:	$	***	, payable at $ *** per month, payable monthly in advance for the Service Duration, starting ***

Professional Services:	$	***	, estimated total; payable monthly on a time and materials basis for actual services rendered.

No other amendments to the Agreement are contemplated herein and all remaining terms and conditions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Statement of Work as of the Statement of Work Effective Date.

NUVASIVE, INC.		MEDIDATA SOLUTIONS, INC.

By:	/s/ Kevin O’Boyle	By:	/s/ Glen de Vries
Name:	Kevin O’Boyle	Name:	Glen de Vries
Title:	CFO	Title:	Chief Technology Officer

***	Material has been omitted pursuant to a request for confidential treatment.

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Statement of Work No. 3

For Master Technology and Services Agreement

WHEREAS, NuVasive, Inc., a Delaware corporation having its principal place of business 4545 Towne Centre Court, San Diego, CA 92121 (“Customer”) and Medidata Solutions, Inc., a Delaware corporation having its principal place of business at 79 Fifth Avenue, New York, New York 10003 (“Medidata”) entered into that certain Master Technology and Services Agreement dated September 6, 2005 (hereafter, the “Agreement”);

WHEREAS, the Agreement provides that Customer and Medidata shall enter into Statements of Work for the deployment of Study Use Licenses and performance of Medidata Services for each Study and any Medidata Services that are not Study specific contemplated under the Agreement;

WHEREAS, in accordance with the terms and conditions of the Agreement, as amended, Customer and Medidata hereby desire to enter into this Statement of Work.

NOW THEREFORE, the parties hereby agree as follows:

This Statement of Work No. 3 shall be incorporated by reference into and made a part of the Agreement. Any capitalized terms not defined in this Statement of Work No. 3 shall have the meaning set forth in the Agreement. Should a conflict arise between this Statement of Work Order No. 3 and the Agreement, this Statement of Work No. 3 shall control.

Statement of Work Effective Date: December 16, 2005

Study Protocol: Neodisc UK Protocol #P010-PR02.

Study Use License: The following metrics shall apply to the Study Use License for the Phase II Pivotal Neodisc UK Protocol #P010-PR02.

Study Phase	11
Service Duration (months)	***
Maximum # Sites	***
Maximum # Patients	***
Maximum # Unique CRFs	23
Maximum # Total CRFs	35
Maximum # Standard Edit Checks	230
% of Complex Edit Checks	2%

Medidata Services:

Hosting Services: Medidata shall provide Hosting Services for the period commencing on the Statement of Work Effective Date through *** (“Hosting Period”).

Maintenance and Support: Medidata shall provide Maintenance and Support for the period commencing on the Statement of Work Effective Date through *** (“Maintenance and Support Period”).

Professional Services: Medidata shall perform professional services in accordance with its Project lifecycle policy, which identifies components of the quality system relevant to the Project, including the policies, standard operating procedures and documents required to be completed and maintained throughout the lifecycle to demonstrate 21 CFR Part 11 and GCP compliance. Unless specifically outlined in Project-specific deviation request(s), Medidata will perform all tasks and activities in accordance with Medidata standard operating procedures (“Medidata SOPs” or “SOPs”). Medidata shall implement a structured methodology for the specification, development, deployment, maintenance and closure of the Project.

Study Specific: Medidata shall provide Implementation Services for the Rave software solution utilizing an Application Service Provider (ASP) model for the Neodisc UK study. The Medidata Edge implementation methodology phases and assumptions outlined below are the basis for the Implementation Services cost estimates for the full life cycle solution. Changes to these Project phases and assumptions will be managed using formal change control processes and may affect overall cost and timeline. Assumptions are based on input provided during conversations between Sam Partovi, Dan Tretter and Heidi Boorstein.

Plan Phase

1. Medidata Rave 5.4.3 will be the base application used for the study.

2. The Customer solution will leverage the ASP model provided by Medidata.

3. Medidata Edge will be the implementation methodology utilized for the study.

4. In advance of the Project Initiation meeting:

•	Medidata will provide a preliminary Project plan and review and approve this with Customer.

***	Material has been omitted pursuant to a request for confidential treatment.

1 of 5

•	Medidata and Customer will jointly plan timeline, deliverable/key milestone dates and Project resources.

•	Medidata and Customer will jointly complete a Project risk and contingency assessment and communication plan.

5. Medidata and Customer will conduct a Project initiation meeting with the Customer Executive Sponsor and key Project participants to review and agree upon the Project time-line, milestones, deliverables, risk and contingency assessment and communication plan no later than December 15, 2005.

6. Medidata will set up the Customer development (i.e. DEV), User Acceptance Testing (i.e. UAT), Training, (i.e. TRAIN) and Production (i.e. PROD) environments on a Medidata shared server environment.

7. Study Metrics - the following metrics will be used to estimate the level of effort required. Changes to these Study metrics may impact level of effort, Project cost and time-line:

• Maximum # of Sites	***
• Maximum # of Patients	***
• Maximum # of Unique CRFs	23
• Maximum # of Total CRFs	35
• Maximum # of Standard Edit Checks
• (excludes edit checks from library)	230
• % of Edit Checks requiring custom functions	2%

8. Customer will provide final/approved Protocol and annotated CRFs prior to Project Initiation Date.

9. Key Project Milestones: specific dates will be finalized and agreed at the Project initiation meeting.

• Final Protocol Approval Date:	N/A
• Project Initiation Meeting Date:	On or before December 16, 2005, after execution of Statement of Work No. 3
• Medidata System Availability:	Statement of Work Effective Date
• Investigator Meeting Training Date:	TBD
• Site Initiations Begin:	TBD
• Database Lock Date:	TBD

10. Project roles and responsibilities: Each party shall provide appropriately qualified staff and management to fulfill their respective roles and responsibilities for the Project.

•	Customer Resources:

•	Customer Executive Sponsor: part-time for decisions impacting Project scope, time-line and budget. Also assists with allocation of Customer resources, prioritization and issue resolution.

•	Project Management: full-time Customer Project Manager through Plan phase and part-time through Deploy phase. Coordinates and manages Customer resources and deliverables. Functions as primary contact for Medidata Project Manager

•	Subject Matter Experts: full-time resource for Analyze phase and Build phases and part-time through Deploy phase. Other knowledgeable staff also required part-time for completion of study design specifications, review and sign-off of key Project deliverables, quality control activities and writing/execution of UAT scripts. These resources have subject matter knowledge regarding Customer’s business, clinical and technical needs for the Project.

•	Medidata Resources:

•	Executive Sponsor: part-time for decisions impacting Project scope, time-line and budget. Also assists with allocation of Customer resources, prioritization and issue resolution.

•	Project Director/Relationship Manager: part-time to provide leadership and general oversight of the Project and services delivery, and to serve as liaison between Medidata and Customer on the Project.

•	Project Manager: part-time resource for Planning phase through Deploy phase. Responsible for planning, coordination and controlling the Project within time and cost estimates and quality standards. Primary point of contact for Medidata up to deployment.

•	Project Analyst: Part-time for Analyze through Deploy phase. Primary resource to assist Customer with completion of design specification documents during the Analyze phase of the Project.

•	Configuration Specialist: Part-time for Build phase through Deploy phase. Responsible for configuration of the Rave application according to the study design specifications.

•	Quality Control Specialist: Part-time for the Test phase and part-time through the Deploy phase. Responsible for writing and executing test scripts according to the design specifications.

11. Customer Project Manager, representatives from the Customer study team and the Medidata Project Manager will participate in weekly Project status meetings from the Plan through the Deploy phase of the Project.

12. Customer management and Medidata management will participate in monthly Executive Steering Committee meetings to review overall Project status, monitor overall Project milestones and manage Project scope through the Deploy phase of the Project.

13. Project will be managed on a time and materials basis.

14. The Medidata Change Control Process will be reviewed with the Customer study team during Project start-up and all out-of-scope change requests impacting Project time-line or budget will be approved by the Executive Steering Committee prior to starting out-of-scope work.

15. Medidata Implementation Services Fees plus expenses will be billed as rendered on a monthly basis. Expenses are estimated to be ten (10%) percent of the total estimated Implementation Services Fees.

***	Material has been omitted pursuant to a request for confidential treatment.

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Analyze Phase

16. Medidata will provide the following Edge methodology design specification templates in the Medidata formats to Customer:

•	eCRF specification template

•	Data validation specification template

•	Standard output data transfer plan –or-

•	Custom output data transfer plan specification template (if in scope)

•	Custom report requirements specification template (if in scope)

•	Integration specification template including Rave import requirements (if in scope)

17. Medidata will be responsible for completing the Medidata Edge specification templates provided for the study.

18. Customer and Medidata will sign-off on the Medidata Edge specifications prior to starting the study build phase.

Build Phase

19. Medidata will be responsible for configuring the following components of the Rave application:

•	eCRFs

•	System edit checks

•	Standard edit checks

•	Custom edit checks and custom functions

•	Standard reports

•	Standard outputs

•	Creating user accounts and sites for purposes of development and UAT

•	Study specific configuration (roles)

20. Medidata will perform quality control activities on all aforementioned components.

21. Medidata will activate the pre-configured standard reports provided with the license of the Rave application.

22. Medidata will provide standard outputs for up to one SAS dataset for each unique eCRF. It is assumed that 80 – 90% of the data will be a one-to-one mapping from the eCRF to the SAS data format. Final datasets will be delivered in SAS format. Additional custom output files and transformations can be requested. Additional custom outputs are out-of-scope under this Statement of Work No. 3.

23. Medidata will provide data transfers via a secure FTP site or other secure transfer mechanism at the following frequencies:

•	1 test transfer

•	Twice-weekly transfers, beginning 1 month following Study Start in SAS format

•	1 final transfer in SAS format

•	Additional files and on-demand transfers are out-of-scope

•	SAS datasets will be provided on a twice-weekly basis, with additional datasets requested and provided on demand

24. Local Labs and associated reference are out of scope under this Statement of Work No. 3.

25. This study will use a Radiographic lab facility. The data will be entered into the eCRF via data entry screens by lab personnel. Automated system integration is outside the scope of this Statement of Work No. 3. The eCRF will provide file attachment capability to allow lab personnel to attach digitized x-ray image files for each subject (estimated thirty (30) images per subject with a 3 MB per image file size). The image files will be visible to certain assigned users or user groups and the download of the actual image file will be optional and prefaced by dialog box indicating that the download will not be instantaneous.

26. This study will use the Medidata RAVETM Dictionary Coding module. Customer will provide licenses for any and all dictionaries to be used for auto-coding.

27. Medidata can provide additional system interfaces such as Central Lab, Drug Safety, CTMS, IVRS etc if required. These integrations are out-of-scope under this Statement of Work No. 3.

28. The eCRFs and all edit checks will be pushed to UAT and then to production by Medidata all at one time. If edit checks are pushed to UAT and then production on a rolling basis due to out of scope client-requested changes, additional Project Management costs will be incurred by Customer.

Test Phase

29. Medidata will be responsible for testing and quality control of the configured Rave application to the approved specifications as per Medidata Edge methodology for in scope activities for those configuration activities completed solely by Medidata.

30. Customer will be responsible for final UAT of the application including writing and execution of UAT test scripts

31. Medidata will prioritize with Customer and fix priority issues beyond initial specifications encountered by the UAT process.

Deploy Phase

32. Medidata will be responsible for setting up the production URL site and moving the Rave application into production following deployment approval by Customer.

33. Customer staff will conduct any necessary training.

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34. Medidata will perform study administration activities – site initiation, user initiation, account creation and study level permission.

35. Medidata will perform account creation for the specified users at these sites.

36. The Medidata study team will train the Medidata Support Services team and turn the application support over to Medidata Support Services and the Help Desk function.

37. Standard system Documentation will be provided in English for use by Monitors to provide first level support to investigator sites.

Maintain Phase

38. Based on Project milestones, Medidata Support Services and Help Desk will be provided directly to Customer for 54 months.

39. Medidata will provide first-level technical help desk support to Investigator Sites.

40. Medidata technical help desk support will be available 5x16 for the duration of the Maintenance and Support Period in English only.

41. During the Maintenance phase, Medidata staff will perform study administration duties including site activation/inactivation, user activation/inactivation; and user ID and activation code assignment. Customer is responsible for providing all necessary authorized documentation for all activation/inactivation performed by Medidata.

42. Medidata will trouble-shoot Rave application defects, or defects found in the Customer specific configuration determined not to be functioning according to agreed specifications. Medidata will attempt to provide a work around, fix, or build into a future release of Rave. Customer will be responsible for testing patient migrations to apply changes to existing subjects if required. Some fixes may also require additional UAT by Customer prior to Medidata updating the production environment.

43. Medidata will provide additional Project Management as part of change orders that may arise during the study maintenance period. Change orders will follow the Medidata Change Control Process including impact analysis, cost estimation and approval by the Customer in advance of engaging additional Medidata resources.

Close Phase

44. Medidata will provide final close-out data extracts in SAS format.

45. Medidata will provide site-specific CDs containing book-marked PDFs with hyperlinks to the audit trail including all queries, annotations and Protocol deviations.

46. Medidata will provide bookmarked Blank PDFs of the study eCRFs.

47. Medidata will test and provide quality control of study close deliverables.

48. Medidata will turn over Project documentation maintained in the study binder, including all sponsor specifications and document sign-offs.

49. Medidata will allow hardware maintenance records to be audited on-site at Medidata’s corporate headquarters as part of a pre-scheduled audit.

50. Medidata and Customer will conduct study close feedback and lessons learned meeting.

51. Professional Services Fees Estimate:

Category	Daily Rate		Hourly Rate		Est. Days	Est. Cost		Discounted Cost
Project Manager	$	***	$	***	13	$	***
Project Manager (Maintenance)	$	***	$	***	5	$	***
Clinical Project Analyst	$	***	$	***	4	$	***
Technical Configuration	$	***	$	***	4	$	***
Application Configuration	$	***	$	***	14	$	***
Quality Control	$	***	$	***	12	$	***
Reporting and Output Configuration	$	***	$	***	4	$	***		***
Study Administration	$	***	$	***	1	$	***		***
Training	$	***	$	***	1	$	***

ESTIMATED TOTALS					58	$	***	$	***

Fees: Customer shall pay Medidata the following fees under this Statement of Work No. 3.

Rave EDC Base License:	$	***	, payable on Effective Date
Vision Developer License:	$	***	, payable on Effective Date
Rave Monthly Use License:	$	***	, payable monthly in advance, at $ *** per month, for the Service Duration, starting on the Statement of Work Effective Date
Hosting Services:	$	***	, payable monthly in advance, at $ *** per month, during the Hosting Period, starting on the Statement of Work Effective Date
Investigator Site Support:	$	***	, payable monthly in advance, at $ *** per month, for the Service Duration, starting on the Statement of Work Effective Date
Professional Services:	$	***	, estimated total; payable monthly on a time and materials basis for actual services rendered.

***	Material has been omitted pursuant to a request for confidential treatment.

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No other amendments to the Agreement are contemplated herein and all remaining terms and conditions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Statement of Work as of the Statement of Work Effective Date.

NUVASIVE, INC.		MEDIDATA SOLUTIONS, INC.

By:	/s/ Kevin O’Boyle	By:	/s/ Glen de Vries
Name:	Kevin O’Boyle	Name:	Glen de Vries
Title:	CFO	Title:	Chief Technology Officer

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